Accenture Reports Second-Quarter Fiscal 2025 Results

Accenture’s strong Q2 FY25 results reflect broad-based revenue growth across geographic markets, industry groups and types of work; Company updates fiscal 2025 outlook

NEW YORK; March 20, 2025 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2025 ended February 28, 2025.
All comparisons are to the second quarter of fiscal 2024, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“Our second quarter results demonstrate that we continue to deliver on our strategy to lead reinvention for our clients and return to strong growth in FY25, with broad-based growth across markets, industries, and the types of work our clients seek from us. The trust and confidence in our unique strengths and capabilities is reflected in 32 clients with quarterly bookings greater than $100 million and we are very pleased to have another milestone quarter in Gen AI with $1.4 billion in new bookings. Our continued growth is made possible by the extraordinary work of our more than 800,000 people around the world who focus on delivering value to our clients every day.”

Second Quarter Fiscal 2025 Key Metrics

•New bookings of $20.9 billion, a decrease of 3% in U.S. dollars and flat in local currency
•Generative AI new bookings of $1.4 billion
•Revenues of $16.7 billion, an increase of 5% in U.S. dollars and 8.5% in local currency
•Operating margin of 13.5%, an increase of 50 basis points, and a decrease of 20 basis points compared to adjusted¹ operating margin
•Diluted earnings per share of $2.82, a 7% increase, and a 2% increase over adjusted EPS
•Free cash flow of $2.68 billion
•Quarterly cash dividend of $1.48 per share, representing a 15% increase; repurchases or redemptions of 4.0 million shares for a total of $1.4 billion

Fiscal 2025 Business Outlook Highlights

•Company narrows full-year revenue growth to 5% to 7% in local currency
•Continues to expect foreign exchange impact of approximately negative 0.5%
•Updates operating margin to 15.6% to 15.7%, an expansion of 10 to 20 basis points over adjusted operating margin
•Now expects diluted earnings per share to be in the range of $12.55 to $12.79

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in fiscal 2024 as further described in this release.

Q2 FY25 Financial Review

New Bookings

New bookings for the second quarter of fiscal 2025 were $20.91 billion, a decrease of 3% in U.S. dollars and flat in local currency compared to the second quarter of fiscal 2024.
•Consulting new bookings were $10.47 billion.
•Managed Services new bookings were $10.44 billion.

Revenues

Revenues for the second quarter of fiscal 2025 were $16.66 billion, an increase of 5% in U.S. dollars and 8.5% in local currency, and were at the top end of the company’s guided range of $16.2 billion to $16.8 billion. The foreign-exchange impact for the quarter was approximately negative 3.0%, compared with the negative 2.5% assumption provided in the company’s first-quarter earnings release.

Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q2 FY24
		U.S. Dollars	Local Currency
Consulting	$8.28	3%	6%
Managed Services	$8.38	8%	11%
Total	$16.66	5%	8.5%

Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q2 FY24
		U.S. Dollars	Local Currency
Americas[2]	$8.55	9%	11%
EMEA	$5.80	4%	8%
Asia Pacific[2]	$2.30	(3)%	1%
Total	$16.66	5%	8.5%

Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q2 FY24
		U.S. Dollars	Local Currency
Communications, Media & Technology	$2.73	3%	6%
Financial Services	$3.01	7%	11%
Health & Public Service	$3.61	8%	10%
Products	$5.05	6%	9%
Resources	$2.26	1%	5%
Total	$16.66	5%	8.5%
Amounts in tables may not total due to rounding.
2During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Q2 FY25 Financial Review

Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for the quarter was 13.5%, compared to GAAP operating margin of 13.0%, and adjusted operating margin of 13.7% for the second quarter of fiscal 2024.
•GAAP operating income for the quarter increased 10% to $2.24 billion compared with GAAP operating income of $2.05 billion, and increased 4% compared with adjusted operating income of $2.16 billion for the second quarter of fiscal 2024.

Gross margin (gross profit as a percentage of revenues) for the quarter was 29.9% compared to 30.9% in the second quarter of fiscal 2024. Selling, general and administrative (SG&A) expenses for the quarter were $2.73 billion, or 16.4% of revenues, compared with $2.72 billion, or 17.2% of revenues, for the second quarter of fiscal 2024.
The company’s GAAP effective tax rate for the quarter was 20.4%, compared with 18.4% for the second quarter of fiscal 2024. For the second quarter of fiscal 2024, the adjusted effective tax rate was 18.8%.
GAAP net income for the quarter was $1.82 billion, compared with $1.71 billion for the second quarter of fiscal 2024. For the second quarter of fiscal 2024, adjusted net income was $1.80 billion.

Earnings Per Share

•GAAP diluted EPS for the quarter were $2.82, a 7% increase over $2.63 for the second quarter of fiscal 2024.
•Excluding a $0.14 decrease for business optimization costs in the second quarter of fiscal 2024, GAAP diluted EPS increased 2% over adjusted EPS of $2.77 for the second quarter of fiscal 2024.

Year over Year Increase in Diluted Earnings Per Share

Second Quarter Fiscal 2024 Adjusted EPS	$2.77
Higher revenue and operating results	$0.11
Lower share count	$0.01
Lower non-operating income	$(0.01)
Higher effective tax rate	$(0.06)
Second Quarter Fiscal 2025 GAAP EPS	$2.82

Q2 FY25 Financial Review

Cash Flow

	Second Quarter Fiscal 2025 (in billions)	Second Quarter Fiscal 2024 (in billions)
Operating Cash Flow	$2.85	$2.10
Less: Property & Equipment Additions	$0.17	$0.11
Free Cash Flow	$2.68	$1.99
Days services outstanding, or DSOs, were 48 days at February 28, 2025, compared with 46 days at August 31, 2024 and 43 days at February 29, 2024.
Accenture’s total cash balance at February 28, 2025 was $8.5 billion, compared with $5.0 billion at August 31, 2024.

Dividend

•On February 14, 2025, a quarterly cash dividend of $1.48 per share was paid to shareholders of record at the close of business on January 16, 2025.
◦These cash dividend payments totaled $929 million.
•Accenture plc has declared another quarterly cash dividend of $1.48 per share for shareholders of record at the close of business on April 10, 2025.
◦This dividend, which is payable on May 15, 2025, represents a 15% increase over the quarterly dividend rate of $1.29 per share in fiscal 2024.

Share Repurchase Activity

•During the second quarter of fiscal 2025, Accenture repurchased or redeemed 4.0 million shares for a total of $1.4 billion, including approximately 2.4 million shares repurchased in the open market.
•Accenture’s total remaining share repurchase authority at February 28, 2025 was approximately $5.0 billion.
•At February 28, 2025, Accenture had approximately 627 million total shares outstanding.

Business Outlook

Third Quarter Fiscal 2025 Outlook

Revenues	$16.9B – $17.5B
Revenue Growth (Local Currency)	3% – 7%
Foreign-Exchange Impact on Results	Approximately negative 0.5%

Full Year Fiscal 2025 Outlook

	As of March 20, 2025	As of December 19, 2024
Revenue Growth (Local Currency)	5% – 7%	4% – 7%
Foreign-Exchange Impact on Results	Approximately negative 0.5%	Approximately negative 0.5%
Operating Margin	15.6% – 15.7% 80 – 90 bps expansion over FY24 GAAP 10 – 20 bps over FY24 adjusted op margin*	15.6% – 15.8% 80 – 100 bps expansion over FY24 GAAP 10 – 30 bps over FY24 adjusted op margin*
Annual Effective Tax Rate	22.5% – 24.5%	22.5% – 24.5%
Diluted Earnings Per Share	$12.55 – $12.79 10% – 12% increase over FY24 GAAP 5% – 7% over FY24 adjusted EPS**	$12.43 – $12.79 9% – 12% increase over FY24 GAAP 4% – 7% over FY24 adjusted EPS**
Operating Cash Flow	$9.4B – $10.1B	$9.4B – $10.1B
Property & Equipment Additions	$600M	$600M
Free Cash Flow	$8.8B – $9.5B	$8.8B – $9.5B
Capital Return	at least $8.3B	at least $8.3B
*Fiscal 2024 adjusted operating margin excluded $438 million for business optimization costs.
**Fiscal 2024 adjusted EPS excluded $0.51 for business optimization costs.

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second quarter fiscal 2025 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 2669177 approximately 15 minutes before the scheduled start of the call.
The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with approximately 801,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at accenture.com.

360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners and communities. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at accenture.com/reportingexperience.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, as updated in Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2025, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Rachel Frey Accenture Media Relations +1 917 452 4421 rachel.frey@accenture.com	Katie O’Conor Accenture Investor Relations +1 973 301 3275 catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2025	% of Revenues	February 29, 2024	% of Revenues	February 28, 2025	% of Revenues	February 29, 2024	% of Revenues
REVENUES:
Revenues	$16,659,301	100.0%	$15,799,514	100.0%	$34,348,846	100.0%	$32,023,817	100.0%
OPERATING EXPENSES:
Cost of services	11,684,313	70.1%	10,921,045	69.1%	23,551,029	68.6%	21,697,407	67.8%
Sales and marketing	1,676,781	10.1%	1,631,185	10.3%	3,487,890	10.2%	3,341,076	10.4%
General and administrative costs	1,053,493	6.3%	1,085,448	6.9%	2,116,736	6.2%	2,118,947	6.6%
Business optimization costs	—	—%	115,409	0.7%	—	—%	255,073	0.8%
Total operating expenses	14,414,587		13,753,087		29,155,655		27,412,503
OPERATING INCOME	2,244,714	13.5%	2,046,427	13.0%	5,193,191	15.1%	4,611,314	14.4%
Interest income	76,113		65,269		152,140		167,249
Interest expense	(64,669)		(10,305)		(94,711)		(24,800)
Other income (expense), net	32,616		(5,652)		(6,601)		(41,371)
INCOME BEFORE INCOME TAXES	2,288,774	13.7%	2,095,739	13.3%	5,244,019	15.3%	4,712,392	14.7%
Income tax expense	466,333		386,537		1,105,388		993,209
NET INCOME	1,822,441	10.9%	1,709,202	10.8%	4,138,631	12.0%	3,719,183	11.6%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,685)		(1,675)		(3,855)		(3,691)
Net income attributable to noncontrolling interests – other (1)	(32,681)		(32,668)		(67,807)		(67,189)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,788,075	10.7%	$1,674,859	10.6%	$4,066,969	11.8%	$3,648,303	11.4%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,788,075		$1,674,859		$4,066,969		$3,648,303
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,685		1,675		3,855		3,691
Net income for diluted earnings per share calculation	$1,789,760		$1,676,534		$4,070,824		$3,651,994
WEIGHTED AVERAGE SHARES:
Basic	626,824,946		629,016,555		626,247,762		628,488,831
Diluted	634,211,978		636,797,814		634,543,212		637,069,356
EARNINGS PER SHARE:
Basic	$2.85		$2.66		$6.49		$5.80
Diluted	$2.82		$2.63		$6.42		$5.73
Cash dividends per share	$1.48		$1.29		$2.96		$2.58
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2025	February 29, 2024
GEOGRAPHIC MARKETS
Americas (1)	$8,553,098	$7,815,543	9%	11%
EMEA	5,803,875	5,598,850	4	8
Asia Pacific (1)	2,302,328	2,385,121	(3)	1
Total Revenues	$16,659,301	$15,799,514	5%	8.5%
INDUSTRY GROUPS
Communications, Media & Technology	$2,729,655	$2,654,137	3%	6%
Financial Services	3,010,430	2,808,930	7	11
Health & Public Service	3,608,912	3,334,039	8	10
Products	5,051,839	4,761,838	6	9
Resources	2,258,465	2,240,570	1	5
Total Revenues	$16,659,301	$15,799,514	5%	8.5%
TYPE OF WORK
Consulting	$8,282,260	$8,021,034	3%	6%
Managed Services	8,377,041	7,778,480	8	11
Total Revenues	$16,659,301	$15,799,514	5%	8.5%

	Six Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2025	February 29, 2024
GEOGRAPHIC MARKETS
Americas (1)	$17,286,193	$15,842,515	9%	11%
EMEA	12,215,827	11,402,492	7	7
Asia Pacific (1)	4,846,826	4,778,810	1	2
Total Revenues	$34,348,846	$32,023,817	7%	8.3%
INDUSTRY GROUPS
Communications, Media & Technology	$5,587,540	$5,323,585	5%	6%
Financial Services	6,179,265	5,842,508	6	7
Health & Public Service	7,421,521	6,711,505	11	11
Products	10,477,156	9,621,825	9	9
Resources	4,683,364	4,524,394	4	5
Total Revenues	$34,348,846	$32,023,817	7%	8.3%
TYPE OF WORK
Consulting	$17,327,488	$16,477,540	5%	6%
Managed Services	17,021,358	15,546,277	9	11
Total Revenues	$34,348,846	$32,023,817	7%	8.3%
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2025		February 29, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas (1)	$1,240,443	15%	$1,083,257	14%	$157,186
EMEA	639,235	11	529,012	9	110,223
Asia Pacific (1)	365,036	16	434,158	18	(69,122)
Total Operating Income	$2,244,714	13.5%	$2,046,427	13.0%	$198,287

	Six Months Ended
	February 28, 2025		February 29, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas (1)	$2,617,677	15%	$2,376,238	15%	$241,439
EMEA	1,675,212	14	1,352,613	12	322,599
Asia Pacific (1)	900,302	19	882,463	18	17,839
Total Operating Income	$5,193,191	15.1%	$4,611,314	14.4%	$581,877
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2025		February 29, 2024
	As Reported (GAAP)	Operating Margin (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	Increase (Decrease) (Non-GAAP)
Americas (2)	$1,240,443	15%	$1,083,257	$11,860	$1,095,117	14%	$145,326
EMEA	639,235	11	529,012	85,561	614,573	11	24,662
Asia Pacific (2)	365,036	16	434,158	17,988	452,146	19	(87,110)
Total Operating Income	$2,244,714	13.5%	$2,046,427	$115,409	$2,161,836	13.7%	$82,878

	Six Months Ended
	February 28, 2025		February 29, 2024
	As Reported (GAAP)	Operating Margin (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	Increase (Decrease) (Non-GAAP)
Americas (2)	$2,617,677	15%	$2,376,238	$61,915	$2,438,153	15%	$179,524
EMEA	1,675,212	14	1,352,613	156,365	1,508,978	13	166,234
Asia Pacific (2)	900,302	19	882,463	36,793	919,256	19	(18,954)
Total Operating Income	$5,193,191	15.1%	$4,611,314	$255,073	$4,866,387	15.2%	$326,804
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2025	February 29, 2024
	As Reported (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$2,244,714	$2,046,427	$115,409	$2,161,836
Operating Margin	13.5%	13.0%	0.7%	13.7%

Income before income taxes	2,288,774	2,095,739	115,409	2,211,148
Income tax expense	466,333	386,537	28,078	414,615
Net Income	$1,822,441	$1,709,202	$87,331	$1,796,533
Effective tax rate	20.4%	18.4%	24.3%	18.8%
Diluted earnings per share (2)	$2.82	$2.63	$0.14	$2.77

	Six Months Ended
	February 28, 2025	February 29, 2024
	As Reported (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$5,193,191	$4,611,314	$255,073	$4,866,387
Operating Margin	15.1%	14.4%	0.8%	15.2%

Income before income taxes	5,244,019	4,712,392	255,073	4,967,465
Income tax expense	1,105,388	993,209	62,056	1,055,265
Net Income	$4,138,631	$3,719,183	$193,017	$3,912,200
Effective tax rate	21.1%	21.1%	24.3%	21.2%
Diluted earnings per share (2)	$6.42	$5.73	$0.30	$6.04
Amounts in table may not total due to rounding.
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)The impact of the business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.04 and negative $0.10 for the three and six months ended February 29, 2024, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	February 28, 2025	August 31, 2024
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$8,490,438	$5,004,469
Short-term investments	5,062	5,396
Receivables and contract assets	14,281,294	13,664,847
Other current assets	2,530,858	2,183,069
Total current assets	25,307,652	20,857,781
NON-CURRENT ASSETS:
Contract assets	141,561	120,260
Investments	441,720	334,664
Property and equipment, net	1,510,841	1,521,119
Lease assets	2,595,342	2,757,396
Goodwill	20,948,597	21,120,179
Other non-current assets	8,924,043	9,220,964
Total non-current assets	34,562,104	35,074,582
TOTAL ASSETS	$59,869,756	$55,932,363
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$115,179	$946,229
Accounts payable	2,614,866	2,743,807
Deferred revenues	5,460,618	5,174,923
Accrued payroll and related benefits	6,071,242	7,050,833
Lease liabilities	691,158	726,202
Other accrued liabilities	2,177,292	2,334,133
Total current liabilities	17,130,355	18,976,127
NON-CURRENT LIABILITIES:
Long-term debt	5,042,111	78,628
Lease liabilities	2,211,882	2,369,490
Other non-current liabilities	5,303,460	5,339,870
Total non-current liabilities	12,557,453	7,787,988
Total Accenture plc shareholders’ equity	29,246,053	28,288,646
Noncontrolling interest	935,895	879,602
Total shareholders’ equity	30,181,948	29,168,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,869,756	$55,932,363

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,822,441	$1,709,202	$4,138,631	$3,719,183
Depreciation, amortization and other	544,870	528,928	1,114,210	1,050,328
Share-based compensation expense	686,114	641,871	1,156,539	1,064,871
Change in assets and liabilities/other, net	(200,025)	(778,958)	(2,533,494)	(3,234,788)
Net cash provided by (used in) operating activities	2,853,400	2,101,043	3,875,886	2,599,594
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(170,812)	(109,823)	(323,017)	(178,756)
Purchases of businesses and investments, net of cash acquired	(250,795)	(2,121,455)	(492,355)	(2,909,480)
Proceeds from the sale of businesses and investments, net of cash transferred	10,163	20,905	15,433	20,905
Other investing, net	4,160	2,125	7,131	3,653
Net cash provided by (used in) investing activities	(407,284)	(2,208,248)	(792,808)	(3,063,678)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	210,287	285,373	687,654	762,807
Purchases of shares	(1,447,818)	(1,321,846)	(2,346,082)	(2,512,974)
Proceeds from (repayments of) debt, net	—	—	4,129,200	—
Cash dividends paid	(928,992)	(812,578)	(1,854,550)	(1,622,634)
Other financing, net	(38,505)	(16,690)	(69,502)	(44,853)
Net cash provided by (used in) financing activities	(2,205,028)	(1,865,741)	546,720	(3,417,654)
Effect of exchange rate changes on cash and cash equivalents	(56,705)	(46,788)	(143,829)	(42,187)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	184,383	(2,019,734)	3,485,969	(3,923,925)
CASH AND CASH EQUIVALENTS, beginning of period	8,306,055	7,140,841	5,004,469	9,045,032
CASH AND CASH EQUIVALENTS, end of period	$8,490,438	$5,121,107	$8,490,438	$5,121,107